EXHIBIT 99.1


  Yahoo! Reports Fourth Quarter and Full Year 2003 Financial Results

   SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 14, 2004--

       Company Posts Full Year 2003 Revenues of $1,625 Million,
                   Operating Income of $296 Million,
 Operating Income Before Depreciation and Amortization of $455 Million

   Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2003.
   "Yahoo!'s fourth quarter performance completes a year of phenomenal growth for our company, and represents the most successful quarter in the history of Yahoo!. As we made across-the-board improvements in our business, we were rewarded with deeper and more profitable relationships with our customers," said Terry Semel, chairman and chief executive officer, Yahoo!. "We believe the key to Yahoo!'s long-term growth continues to be building and improving products and services essential to our customers' lives. Our focus on expanding the world's largest and most diverse online marketing platform and improving the best user experience on the web is expected to be the catalyst for the future success of Yahoo!."

   -- Revenues of $663.9 million in the fourth quarter of 2003 compared to $285.8 million in the same period of 2002.

   --  Revenues excluding traffic acquisition costs ("TAC") of $511.3 million in the fourth quarter of 2003, compared to $285.8 million for the same period of 2002.

   -- Gross profit for the fourth quarter of 2003 was $443.1 million, compared to $243.5 million for the same period of 2002.

   -- Operating income for the fourth quarter of 2003 was $94.4 million, compared to $55.4 million for the same period of 2002.

   -- Operating income before depreciation and amortization for the fourth quarter of 2003 was $157.5 million, compared to $84.6 million for the same period of 2002. Operating income and operating income before depreciation and amortization include stock compensation expense of $20.1 million for the quarter ended December 31, 2003, primarily as a result of the acquisition of Overture Services, Inc. ("Overture"), compared to $0.7 million for the same period of 2002.

   -- Cash flow from operating activities for the fourth quarter of 2003 was $101.9 million, compared to $79.4 million for the same period of 2002.

   -- Free cash flow for the fourth quarter of 2003 was $92.3 million, compared to $62.7 million for the same period of 2002. Free cash flow for the quarter ended December 31, 2003 included approximately $28.7 million of costs related to the acquisition of Overture.

   "We are very pleased with the strength of our fourth quarter and year-end results, and believe that they are a reflection of the strength of our current fundamentals and also represent progress on our key longer-term initiatives. As we exit our second consecutive year of strong free cash flow generation, we continue to re-invest in our customers, users and infrastructure," said Susan Decker, chief financial officer, Yahoo!. "We achieved tremendous growth this year balanced throughout the businesses of our company, and we remain focused on delivering long-term growth across our key financial metrics."

   -- Revenues for the year ended December 31, 2003 totaled $1,625.1 million compared to the $953.1 million reported for the same period in 2002.

   -- Revenues excluding TAC for 2003 were $1,472.5 million, compared to $953.1 million for the same period of 2002.

   -- Gross profit for 2003 was $1,267.0 million, compared to $790.2 million for the same period of 2002.

   -- Operating income for 2003 was $295.7 million, compared to $88.2 million for the same period of 2002.

   -- Operating income before depreciation and amortization for 2003 was $455.4 million, compared to $197.6 million for the same period of 2002. Operating income and operating income before depreciation and amortization include stock compensation expense of $22.0 million for the year ended December 31, 2003 primarily as a result of the acquisition of Overture, compared to $8.4 million for the same period of 2002.

   --  Cash flow from operating activities for the year ended
        December 31, 2003 was $428.1 million, compared to $302.4 million for the same period of 2002.

   -- Free cash flow for the year ended December 31, 2003 was $338.9 million, compared to $220.9 million for the same period of 2002. Free cash flow for the year ended December 31, 2003 included approximately $43.2 million of costs primarily related to the acquisitions of Overture and Inktomi Corporation ("Inktomi"), which closed during 2003.

   Fourth Quarter and Year Ended 2003 Financial Highlights

   Cash flow from operating activities and Free cash flow: Cash flow from operating activities for the fourth quarter of 2003 totaled $101.9 million, compared to $79.4 million for the same period of 2002. Free cash flow for the fourth quarter of 2003 totaled $92.3 million, a 47 percent increase over the $62.7 million reported for the same period of 2002. Free cash flow for the quarter ended December 31, 2003 included approximately $28.7 million of costs related to the acquisition of Overture, which closed in the fourth quarter of 2003.
   Cash flow from operating activities for the year ended December
31, 2003 totaled $428.1 million, compared to $302.4 million for the same period of 2002. Free cash flow for the year ended December 31, 2003 totaled $338.9 million, a 53 percent increase compared to the $220.9 million reported for the same period of 2002. Free cash flow for the year ended December 31, 2003 included approximately $43.2 million of costs primarily related to the acquisitions of Overture and Inktomi, which closed during 2003.
   Cash, cash equivalents and investments in marketable debt and equity securities increased to $2,571.2 million at December 31, 2003, compared to $1,537.6 million at December 31, 2002. In addition to the free cash flow of $338.9 million generated for the year ended December 31, 2003, the company increased its cash, cash equivalents and investments in marketable debt and equity securities balances by $733.1 million related to issuance of convertible debt, and $353.2 million related to issuance of common stock from exercise of employee stock options, offset by approximately $370.4 million used for acquisitions completed in 2003, net of cash acquired.
   Revenues: In the fourth quarter of 2003, Yahoo! reported revenues of $663.9 million, a 132 percent increase from the same period in 2002. For the year ended December 31, 2003, revenues were $1,625.1 million, a 71 percent increase from the $953.1 million reported in the same period in 2002.
   Marketing services revenue for the fourth quarter of 2003 totaled $545.5 million, a 178 percent increase from the $196.4 million reported in the same period in 2002. Marketing services revenue for the year ended December 31, 2003 totaled $1,199.7 million, an 84 percent increase from the $651.6 million reported in the same period in 2002. These increases resulted primarily from the strong increase in revenues from Yahoo!'s search and marketplace properties and growth in the balance of Yahoo!'s global marketing services revenues, as well as the incremental revenue associated with the acquisition of Overture in the fourth quarter of 2003.
   Fees revenue for the fourth quarter of 2003 totaled $85.2 million, a 37 percent increase compared to the $62.0 million reported in the same period in 2002. Fees revenue for the year ended December 31, 2003 totaled $298.2 million, a 43 percent increase compared to the $207.9 million reported in the same period in 2002. These increases were primarily driven by the growth in paying relationships for Yahoo!'s premium services, including SBC Yahoo! DSL and Dial, small business and communications suites of premium services, and Yahoo! Personals, partially offset by a decrease in our event webcasting business.
   Listings revenue for the fourth quarter of 2003 totaled $33.2 million, a 21 percent increase compared to the $27.4 million reported in the same period in 2002. Listings revenue for the year ended December 31, 2003 totaled $127.2 million, a 36 percent increase compared to the $93.6 million reported in the same period in 2002. These increases were driven by the increases in our search and marketplace services revenues as well as increased revenue from HotJobs, which was acquired in February 2002.
   Revenues excluding TAC and Gross profit: Revenues excluding TAC for the fourth quarter of 2003 totaled $511.3 million, a 79 percent increase compared to the $285.8 million in the same period of 2002. Gross profit for the fourth quarter of 2003 totaled $443.1 million, compared to $243.5 million in the same period of 2002.
   Revenues excluding TAC for the year ended December 31, 2003 totaled $1,472.5 million, a 55 percent increase compared to the $953.1 million in the same period of 2002. Gross profit for the year ended December 31, 2003 totaled $1,267.0 million, compared to $790.2 million in the same period of 2002.
   The increases in revenues excluding TAC for both the quarter and year ended December 31, 2003, when compared to the same periods in 2002, resulted from the combination of a strong increase in revenues from Yahoo!'s search and marketplace properties and growth in the balance of Yahoo!'s global revenues. In addition, revenues excluding TAC for the quarter ended December 31, 2003 increased as a result of the incremental revenue associated with the acquisition of Overture.
   Operating income and Operating income before depreciation and amortization: Operating income for the fourth quarter of 2003 totaled $94.4 million, compared to $55.4 million in the same period of 2002. Operating income before depreciation and amortization for the fourth quarter of 2003 totaled $157.5 million, an 86 percent increase compared to the $84.6 million reported in the same period of 2002. Operating income and operating income before depreciation and amortization include stock compensation expense of $20.1 million for the fourth quarter of 2003, primarily as a result of the acquisition of Overture, compared to $0.7 million for the same period in 2002.
   Operating income for the year ended December 31, 2003 totaled $295.7 million, compared to $88.2 million in the same period of 2002. Operating income before depreciation and amortization for the year ended December 31, 2003 totaled $455.4 million, a 130 percent increase compared to the $197.6 million reported in the same period of 2002. Operating income and operating income before depreciation and amortization include stock compensation expense of $22.0 million for the year ended December 31, 2003, primarily as a result of the acquisition of Overture, compared to $8.4 million for the same period in 2002.
   The substantial increase in operating income and operating income before depreciation and amortization both for the quarter and year ended December 31, 2003, when compared to the same periods in 2002, reflects strong growth in revenues excluding TAC while maintaining ongoing cost discipline.
   Net Income: Net income for the fourth quarter of 2003 was $75.0 million or $0.11 per diluted share, compared with $46.2 million or $0.08 per diluted share for the same period of 2002.
   Net income for the year ended December 31, 2003 was $237.9 million or $0.37 per diluted share, compared with income before the cumulative effect of accounting change of $106.9 million or $0.18 per diluted share for the same period of 2002. Net income was $42.8 million or $0.07 per diluted share for the year ended December 31, 2002, including the charge of $64.1 million for the cumulative effect of the accounting change for the implementation of Statement of Financial Accounting Standard No. 142 ("SFAS 142"). SFAS 142, which the Company adopted January 1, 2002, requires companies to assess the goodwill recorded from previous acquisitions, and as necessary, record an impairment charge that does not affect cash or the Company's operations.
   Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" and "Business Outlook" attached to this press release.

   Quarterly Conference Call

   Yahoo! will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 8226589.

   About Yahoo!

   Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

   This press release includes the financial measures revenues excluding traffic acquisition costs, operating income before depreciation and amortization and free cash flow. These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note to Unaudited Condensed Consolidated Statements of Operations and Reconciliations to Unaudited Consolidated Condensed Statements of Operations included in this press release for further information regarding these non-GAAP financial measures.

   This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in marketing services spending, including performance of the Company's newly acquired Overture business; the actual increases in demand by customers for Yahoo!'s premium services; acceptance of new products and services; general economic conditions; risks related to the integration of recent acquisitions; the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of January 14, 2004. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Annual Report on Form 10-K for the year ended December 31, 2003, which will be filed with the SEC in the first quarter of 2004.

   Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                              Three Months Ended      Year Ended
                                 December 31,         December 31,
                           -------------------------------------------
                               2002      2003       2002       2003
                           -------------------------------------------

Revenues                   $  285,787 $ 663,922 $  953,067 $1,625,097

Cost of revenues               42,319   220,842    162,881    358,103

                            ---------- --------- ---------- ----------
Gross profit                  243,468   443,080    790,186  1,266,994
                            ---------- --------- ---------- ----------

Operating expenses:
  Sales and marketing         115,933   166,280    429,968    530,613
  Product development          37,858    78,105    141,766    207,285
  General and administrative   27,701    54,844    100,676    157,027
  Stock compensation expense(a)   710    20,078      8,402     22,029
  Amortization of intangibles   5,898    29,354     21,186     54,374
                            ---------- --------- ---------- ----------
    Total operating expenses  188,100   348,661    701,998    971,328
                            ---------- --------- ---------- ----------

Income from operations         55,368    94,419     88,188    295,666

Other income, net              13,182    13,202     69,287     47,506
Earnings in equity interests    6,974    15,427     22,301     47,652
Minority interests in
 operations of consolidated
 subsidiaries                    (986)     (824)    (1,551)    (5,921)
                            ---------- --------- ---------- ----------

Income before income taxes
 and cumulative effect of
 accounting change             74,538   122,224    178,225    384,903

Provision for income taxes     28,329    47,205     71,290    147,024
                            ---------- --------- ---------- ----------

Income before cumulative
 effect of accounting change   46,209    75,019    106,935    237,879

Cumulative effect of
 accounting change                  -         -    (64,120)         -
                            ---------- --------- ---------- ----------

Net income                 $   46,209 $  75,019 $   42,815 $  237,879
                            ========== ========= ========== ==========

Net income per share - diluted:
  Income before cumulative
   effect of accounting
   change                  $     0.08 $    0.11 $     0.18 $     0.37

Cumulative effect of
 accounting change                  -         -      (0.11)         -
                            ---------- --------- ---------- ----------

Net income per share -
 diluted                   $     0.08 $    0.11 $     0.07 $     0.37
                            ========== ========= ========== ==========

Shares used in per share
 calculation - diluted        607,544   686,514    610,060    642,081
                            ========== ========= ========== ==========


(a) Stock compensation expense is allocated as follows:
Sales & marketing          $      212 $   5,366 $    1,424 $    5,785
Product development               315     9,309      1,702     10,526
General and administrative        183     5,403      5,276      5,718
                            ---------- --------- ---------- ----------
Total stock compensation
 expense                   $      710 $  20,078 $    8,402 $   22,029
                            ========== ========= ========== ==========

----------------------------------------------------------------------

Supplemental Financial Data (See Note)

Revenues excluding traffic
 acquisition costs ("TAC") $  285,787 $ 511,339 $  953,067 $1,472,514
Operating income before
 depreciation and
 amortization              $   84,575 $ 157,518 $  197,577 $  455,354
Free cash flow             $   62,686 $  92,320 $  220,895 $  338,886


                              Yahoo! Inc.
   Note to Unaudited Condensed Consolidated Statements of Operations

The Company believes that the non-GAAP financial measures revenues excluding traffic acquisition costs ("TAC"), operating income before depreciation and amortization and free cash flow are helpful, when presented in conjunction with the comparable GAAP measures of gross profit, income from operations, and cash flow from operating activities.

Revenues excluding TAC is defined as gross profit before other cost of revenues. We believe this performance measure is useful to management and investors as it is more comparable to our historical profitability, as traffic acquisition costs paid to affiliates of Overture Services, Inc., ("Overture"), which the Company acquired on October 7, 2003, are a significant percentage of revenues generated from Overture's sponsored search services. A limitation of revenues excluding TAC is that other cost of revenues are excluded and therefore does not represent the actual gross profit for the period.

Operating income before depreciation and amortization is defined as income (loss) from operations before depreciation and amortization. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation and amortization from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures.

Operating income before depreciation and amortization includes stock compensation expense of $20.1 million and $0.7 million for the three months ended December 31, 2003 and 2002, respectively. Operating income before depreciation and amortization includes stock compensation expense of $22.0 million and $8.4 million for the year ended December 31, 2003 and 2002, respectively.

In our business outlook, we define operating income before depreciation and amortization as income (loss) from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. In our business outlook, this measure now also eliminates the effect of amortization of stock compensation expense from period to period as this expense is also not directly attributable to the underlying performance of the Company's business operations. As a result, a further limitation associated with this measure is that it does not include all expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of our consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities less capital expenditures and change in long-term deferred revenue and includes Overture receivable settled through acquisition. Change in long-term deferred revenue represents cash payments received in advance of revenue recognized. Overture receivable settled through acquisition represents a Yahoo! accounts receivable balance owed from Overture that was settled as part of the acquisition. Free cash flow is considered a liquidity measure and provides useful information to management and investors about the amount of cash generated after the acquisition of property and equipment, change in long-term deferred revenue and Overture receivable settled through acquisition, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

In addition, management refers to these financial measures to facilitate internal and external comparisons to the Company's historical operating results, in making operating decisions, for budget planning purposes, and to form the basis upon which management is compensated. These measures should be considered in addition to, not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, or other measures of financial performance prepared in accordance with generally accepted accounting principles.


                              Yahoo! Inc.
          Reconciliations to Unaudited Condensed Consolidated
                       Statements of Operations
                  (in thousands, except percentages)

                                  Three Months Ended     Year Ended
                                    December 31,        December 31,
                                --------------------------------------
                                    2002     2003     2002       2003
                                --------------------------------------

Revenues for groups of similar services:
  Marketing services            $196,422 $545,498 $651,568 $1,199,733
  Fees                            62,001   85,179  207,941    298,192
  Listings                        27,364   33,245   93,558    127,172
                                 -------- -------- -------- ----------
  Total revenues                $285,787 $663,922 $953,067 $1,625,097
                                 ======== ======== ======== ==========

Revenues by segment:
  United States                 $242,386 $545,503 $806,598 $1,355,153
  International                   43,401  118,419  146,469    269,944
                                 -------- -------- -------- ----------
  Total revenues                $285,787 $663,922 $953,067 $1,625,097
                                 ======== ======== ======== ==========

Cost of revenues
  Traffic acquisition
   costs ("TAC")                $     -  $152,583 $     -  $  152,583
  Other cost of revenues          42,319   68,259  162,881    205,520
                                 -------- -------- -------- ----------
  Total cost of revenues        $ 42,319 $220,842 $162,881 $  358,103
                                 ======== ======== ======== ==========

Revenues excluding TAC
  Gross profit                  $243,468 $443,080 $790,186 $1,266,994
  Other cost of revenues          42,319   68,259  162,881    205,520
                                 -------- -------- -------- ----------
  Revenues excluding TAC        $285,787 $511,339 $953,067 $1,472,514
                                 ======== ======== ======== ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit                  $208,384 $371,557 $676,694 $1,068,965
  Other cost of revenues          34,002   58,446  129,904    170,688
                                 -------- -------- -------- ----------
  Revenues excluding TAC        $242,386 $430,003 $806,598 $1,239,653
                                 ======== ======== ======== ==========

  International:
  Gross profit                  $ 35,084 $ 71,523 $113,492 $  198,029
  Other cost of revenues           8,317    9,813   32,977     34,832
                                 -------- -------- -------- ----------
  Revenues excluding TAC        $ 43,401 $ 81,336 $146,469 $  232,861
                                 ======== ======== ======== ==========

Operating income before depreciation and amortization reconciliation:
  Income from operations        $ 55,368 $ 94,419 $ 88,188 $  295,666
  Depreciation and amortization   29,207   63,099  109,389    159,688
                                 -------- -------- -------- ----------
  Operating income before
   depreciation and
   amortization                 $ 84,575 $157,518 $197,577 $  455,354
                                 ======== ======== ======== ==========

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and amortization -
   United States                $ 81,315 $147,669 $204,319 $  421,294
  Operating income (loss) before
   depreciation and amortization -
   International                   3,260    9,849   (6,742)    34,060
                                 -------- -------- -------- ----------
  Operating income before
   depreciation and
   amortization                 $ 84,575 $157,518 $197,577 $  455,354
                                 ======== ======== ======== ==========

Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations        $ 55,021 $ 90,246 $106,375 $  279,402
  Depreciation and amortization   26,294   57,423   97,944    141,892
                                 -------- -------- -------- ----------
  Operating income before
   depreciation and amortization -
   United States                $ 81,315 $147,669 $204,319 $  421,294
                                 ======== ======== ======== ==========

  International
  Income (loss) from operations $    347 $  4,173 $(18,187) $  16,264
  Depreciation and amortization    2,913    5,676   11,445     17,796
                                 -------- -------- -------- ----------
  Operating income (loss) before
   depreciation and amortization -
   International                $  3,260 $  9,849 $ (6,742) $  34,060
                                 ======== ======== ======== ==========

Free cash flow reconciliation:
  Cash flow from operating
   activities                   $ 79,358 $101,860 $302,448 $  428,144
  Acquisition of property and
   equipment, net                (16,672) (37,611) (51,553)  (117,329)
  Change in long-term deferred
   revenue                             -        -  (30,000)         -
  Overture receivable settled
   through acquisition                 -   28,071        -     28,071
                                 -------- -------- -------- ----------
  Free cash flow                $ 62,686 $ 92,320 $220,895 $  338,886
                                 ======== ======== ======== ==========



                              Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information (including the effect of our acquisition of 3721 Network Software Company Limited) and expectations as of January 14, 2004. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the full business outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the full business outlook or any portion thereof at any time.



                                Three months ending    Year ending
                                   March 31, 2004    December 31, 2004
                                  ------------------------------------

Revenues excluding traffic acquisition costs(b) ("TAC") outlook
 (in millions):
  Gross Profit                       $407 - $432      $1,815 - $1,920
  Other cost of revenues               $68 - $73          $305 - $330
                                  ------------------------------------
  Revenues excluding TAC             $475 - $505      $2,120 - $2,250
                                  ====================================

Operating income before depreciation and amortization(b) outlook
 (in millions):
  Income from operations               $75 - $88          $420 - $480
  Depreciation and amortization        $62 - $66          $250 - $270
  Stock compensation expense           $13 - $16            $40 - $50
                                  ------------------------------------
  Operating income before
   depreciation and amortization     $150 - $170          $710 - $800
                                  ====================================

(b) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.


                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                             Three Months Ended        Year Ended
                                December 31,           December 31,
                          --------------------------------------------
                               2002      2003        2002        2003
                           --------- --------- ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income              $  46,209 $  75,019 $    42,815 $   237,879
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation and
     amortization            29,207    63,099     109,389     159,688
    Tax benefits from
     stock options           21,963    39,009      60,406     124,852
    Cumulative effect of
     accounting change            -         -      64,120           -
    Earnings in equity
     interests               (6,974)  (15,427)    (22,301)    (47,652)
    Minority interests in
     operations of
     consolidated
     subsidiaries               986       824       1,551       5,921
    Stock compensation
     expense                    710    20,078       8,402      22,029
    Other noncash charges     1,285     1,716        (109)     11,047
    Changes in assets and
     liabilities, net of
     effects of
     acquisitions:
      Accounts receivable,
       net                  (10,039)  (90,405)    (30,798)   (122,220)
      Prepaid expenses and
       other assets           4,583    17,591      29,555      16,835
      Accounts payable        5,587   (13,169)      4,507     (12,889)
      Accrued expenses and
       other liabilities     (5,309)  (18,787)     (9,904)       (640)
      Deferred revenue       (8,850)   22,312      14,815      33,294
      Long-term deferred
       revenue                    -         -      30,000           -
                           --------- --------- ----------- -----------
Net cash provided by
 operating activities        79,358   101,860     302,448     428,144
                           --------- --------- ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property
   and equipment, net       (16,672)  (37,611)    (51,553)   (117,329)
  Purchases of marketable
   securities              (368,480) (284,502) (1,165,711) (1,916,800)
  Proceeds from sales and
   maturities of
   marketable securities    258,800   241,894   1,067,540   1,283,323
  Acquisitions, net of
   cash acquired                  -  (142,039)   (189,168)   (370,357)
  Purchases of other
   investments                    -    (3,929)     (7,649)     (3,747)
  Proceeds from sales of
   other investments              -       740         687       3,321
                           --------- --------- ----------- -----------
Net cash used in investing
 activities                (126,352) (225,447)   (345,854) (1,121,589)
                           --------- --------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance
   of debt                        -         -           -     733,125
  Proceeds from issuance
   of common stock, net      39,575   150,174      78,190     353,201
  Repurchase of common
   stock                          -         -    (100,000)          -
                           --------- --------- ----------- -----------
Net cash provided by (used
 in) financing activities    39,575   150,174     (21,810)  1,086,326
                           --------- --------- ----------- -----------

Effect of exchange rate
 changes on cash and cash
 equivalents                   (928)    5,434       3,556       9,686

Net change in cash and
 cash equivalents            (8,347)   32,021     (61,660)    402,567
Cash and cash equivalents,
 beginning of period        319,319   681,518     372,632     310,972
                           --------- --------- ----------- -----------

Cash and cash equivalents,
 end of period            $ 310,972 $ 713,539 $   310,972 $   713,539
                           ========= ========= =========== ===========


                              Yahoo! Inc.
            Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                             December 31, December 31,
                                                 2002          2003
                                             -----------   -----------

ASSETS
Current assets:
  Cash and cash equivalents                 $   310,972   $   713,539
  Short-term investments in marketable
   securities                                   463,204       595,978
  Accounts receivable, net                      113,612       282,415
  Prepaid expenses and other current assets      82,216       129,777
                                             -----------   -----------
    Total current assets                        970,004     1,721,709

Long-term investments in marketable
 securities                                     763,408     1,261,693
Property and equipment, net                     371,272       449,512
Goodwill                                        415,225     1,805,561
Intangible assets, net                           96,252       445,640
Other assets                                    174,020       247,539
                                             -----------   -----------
  Total assets                              $ 2,790,181   $ 5,931,654
                                             ===========   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    18,738   $    31,890
  Accrued and other current liabilities         257,575       483,628
  Deferred revenue                              135,501       192,278
                                             -----------   -----------
    Total current liabilities                   411,814       707,796

Long term debt                                        -       750,000
Other liabilities                                84,540        72,890
Minority interests in consolidated
 subsidiaries                                    31,557        37,478
Stockholders' equity                          2,262,270     4,363,490
                                             -----------   -----------
  Total liabilities and
   stockholders' equity                     $ 2,790,181   $ 5,931,654
                                             ===========   ===========



                              Yahoo! Inc.
   Unaudited Supplemental Financial Information and Business Metrics
                  (in thousands, except percentages)

                               Q1         Q2         Q3         Q4
                              2002       2002       2002       2002
                          ----------- ---------- ---------- ----------

Revenues for groups of similar services:
  Marketing services      $  137,675 $  151,710 $  165,761 $  196,422
  Fees                        39,546     49,063     57,331     62,001
  Listings                    15,444     25,019     25,731     27,364
                           ---------- ---------- ---------- ----------
  Total revenues          $  192,665 $  225,792 $  248,823 $  285,787
                           ========== ========== ========== ==========

Revenues for groups of similar services (Trailing Twelve Months):
  Marketing services      $  561,673 $  566,728 $  603,358 $  651,568
  Fees                       130,138    150,865    178,426    207,941
  Listings                    38,061     55,906     74,407     93,558
                           ---------- ---------- ---------- ----------
  Total revenues          $  729,872 $  773,499 $  856,191 $  953,067
                           ========== ========== ========== ==========

Revenues by segment:
  United States           $  166,612 $  187,465 $  210,135 $  242,386
  International               26,053     38,327     38,688     43,401
                           ---------- ---------- ---------- ----------
  Total revenues          $  192,665 $  225,792 $  248,823 $  285,787
                           ========== ========== ========== ==========

Revenues by segment (Trailing Twelve Months):
  United States           $  613,970 $  652,324 $  723,094 $  806,598
  International              115,902    121,175    133,097    146,469
                           ---------- ---------- ---------- ----------
  Total revenues          $  729,872 $  773,499 $  856,191 $  953,067
                           ========== ========== ========== ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")          $        - $        - $        - $        -
  Other cost of revenues      37,821     41,708     41,033     42,319
                           ---------- ---------- ---------- ----------
  Total cost of revenues  $   37,821 $   41,708 $   41,033 $   42,319
                           ========== ========== ========== ==========

Cost of revenues (Trailing Twelve Months):
  Traffic acquisition
   costs                  $        - $        - $        - $        -
  Other cost of revenues     156,279    157,428    157,863    162,881
                           ---------- ---------- ---------- ----------
  Total cost of revenues  $  156,279 $  157,428 $  157,863 $  162,881
                           ========== ========== ========== ==========

Revenues excluding TAC:
  Gross profit            $  154,844 $  184,084 $  207,790 $  243,468
  Other cost of revenues      37,821     41,708     41,033     42,319
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  192,665 $  225,792 $  248,823 $  285,787
                           ========== ========== ========== ==========

Revenues excluding TAC (Trailing twelve months):
  Gross profit            $  573,593 $  616,071 $  698,328 $  790,186
  Other cost of revenues     156,279    157,428    157,863    162,881
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  729,872 $  773,499 $  856,191 $  953,067
                           ========== ========== ========== ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit            $  135,656 $  155,068 $  177,586 $  208,384
  Other cost of revenues      30,956     32,397     32,549     34,002
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  166,612 $  187,465 $  210,135 $  242,386
                           ========== ========== ========== ==========

  International:
  Gross profit            $   19,188 $   29,016 $   30,204 $   35,084
  Other cost of revenues       6,865      9,311      8,484      8,317
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $   26,053 $   38,327 $   38,688 $   43,401
                           ========== ========== ========== ==========

Revenues excluding TAC by segment (Trailing Twelve Months):
  United States:
  Gross profit            $  483,442 $  523,282 $  594,645 $  676,694
  Other cost of revenues     130,528    129,042    128,449    129,904
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  613,970 $  652,324 $  723,094 $  806,598
                           ========== ========== ========== ==========

  International:
  Gross profit            $   90,151 $   92,789 $  103,983 $  113,492
  Other cost of revenues      25,751     28,386     29,414     32,977
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  115,902 $  121,175 $  133,397 $  146,469
                           ========== ========== ========== ==========

Operating income before depreciation and amortization:
  Income (loss) from
   operations             $   (4,175) $   7,518 $   29,477 $   55,368
  Depreciation and
   amortization               22,955     27,476     29,751     29,207
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization           $   18,780 $   34,994 $   59,228 $   84,575
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization (Trailing
 Twelve Months):
  Income (loss) from
   operations             $ (129,677) $ (48,325) $   7,514 $   88,188
  Depreciation and
   amortization              123,319    118,553    116,223    109,389
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization           $   (6,358) $  70,228 $  123,737 $  197,577
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and
   amortization - United
   States                 $   26,829 $   38,554 $   57,621 $   81,315
  Operating income (loss)
   before depreciation and
   amortization -
   International              (8,049)    (3,560)     1,607      3,260
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization           $   18,780 $   34,994 $   59,228 $   84,575
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment (Trailing Twelve Months):
  Operating income before
   depreciation and
   amortization - United
   States                 $   29,551 $   97,631 $  140,036 $  204,319
  Operating income (loss)
   before depreciation and
   amortization -
   International             (35,909)   (27,403)   (16,299)    (6,742)
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization           $   (6,358) $  70,228 $  123,737 $  197,577
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations  $    6,729 $   13,874 $   30,751 $   55,021
  Depreciation and
   amortization               20,100     24,680     26,870     26,294
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization - United
   States                 $   26,829 $   38,554 $   57,621 $   81,315
                           ========== ========== ========== ==========

  International
  Income (loss) from
   operations             $  (10,904) $  (6,356) $  (1,274) $     347
  Depreciation and
   amortization                2,855      2,796      2,881      2,913
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International          $   (8,049) $  (3,560) $   1,607 $    3,260
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss) from
   operations             $  (80,217) $  (7,949) $  35,540 $  106,375
  Depreciation and
   amortization              109,768    105,580    104,496     97,944
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization - United
   States                 $   29,551 $   97,631 $  140,036 $  204,319
                           ========== ========== ========== ==========

  International
  Income (loss) from
   operations             $  (49,460) $ (40,376) $ (28,026) $ (18,187)
  Depreciation and
   amortization               13,551     12,973     11,727     11,445
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International          $  (35,909) $ (27,403) $ (16,299) $  (6,742)
                           ========== ========== ========== ==========

Free cash flow reconciliation:
  Cash flow from operating
   activities             $   47,443 $  103,382 $   72,265 $   79,358
  Acquisition of property
   and equipment, net         (7,287)   (14,301)   (13,293)   (16,672)
  Change in long-term
   deferred revenue                -    (30,000)         -          -
  Overture receivable
   settled through
   acquisition                     -          -          -          -
                           ---------- ---------- ---------- ----------
  Free cash flow          $   40,156 $   59,081 $   58,972 $   62,686
                           ========== ========== ========== ==========

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from operating
   activities             $   83,240 $  192,226 $  236,073 $  302,448
  Acquisition of property
   and equipment, net        (52,043)   (52,743)   (49,223)   (51,553)
  Change in long-term
   deferred revenue                -    (30,000)   (30,000)   (30,000)
  Overture receivable
   settled through
   acquisition                     -          -          -          -
                           ---------- ---------- ---------- ----------
  Free cash flow          $   31,197 $  109,483 $  156,850 $  220,895
                           ========== ========== ========== ==========


                               Q1         Q2         Q3         Q4
                              2003       2003       2003       2003
                           ---------- ---------- ---------- ----------

Revenues for groups of similar services:
  Marketing services      $  189,965 $  219,198 $  245,072 $  545,498
  Fees                        63,729     69,926     79,358     85,179
  Listings                    29,254     32,282     32,391     33,245
                           ---------- ---------- ---------- ----------
  Total revenues          $  282,948 $  321,406 $  356,821 $  663,922
                           ========== ========== ========== ==========

Revenues for groups of similar services (Trailing Twelve Months):
  Marketing services      $  703,858 $  771,346 $  850,657 $1,199,733
  Fees                       232,124    252,987    275,014    298,192
  Listings                   107,368    114,631    121,291    127,172
                           ---------- ---------- ---------- ----------
  Total revenues          $1,043,350 $1,138,964 $1,246,962 $1,625,097
                           ========== ========== ========== ==========

Revenues by segment:
  United States           $  238,546 $  271,345 $  299,759 $  545,503
  International               44,402     50,061     57,062    118,419
                           ---------- ---------- ---------- ----------
  Total revenues          $  282,948 $  321,406 $  356,821 $  663,922
                           ========== ========== ========== ==========

Revenues by segment (Trailing Twelve Months):
  United States           $  878,532 $  962,412 $1,052,036 $1,355,153
  International              164,818    176,552    194,926    269,944
                           ---------- ---------- ---------- ----------
  Total revenues          $1,043,350 $1,138,964 $1,246,962 $1,625,097
                           ========== ========== ========== ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")          $        - $        - $        - $  152,583
  Other cost of revenues      43,132     46,842     47,287     68,259
                           ---------- ---------- ---------- ----------
  Total cost of revenues  $   43,132 $   46,842 $   47,287 $  220,842
                           ========== ========== ========== ==========

Cost of revenues (Trailing Twelve Months):
  Traffic acquisition
   costs                  $        - $        - $        - $  152,583
  Other cost of revenues     168,192    173,326    179,580    205,520
                           ---------- ---------- ---------- ----------
  Total cost of revenues  $  168,192 $  173,326 $  179,580 $  358,103
                           ========== ========== ========== ==========

Revenues excluding TAC:
  Gross profit            $  239,816 $  274,564 $  309,534 $  443,080
  Other cost of revenues      43,132     46,842     47,287     68,259
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  282,948 $  321,406 $  356,821 $  511,339
                           ========== ========== ========== ==========

Revenues excluding TAC (Trailing twelve months):
  Gross profit            $  875,158 $  965,638 $1,067,382 $1,266,994
  Other cost of revenues     168,192    173,326    179,580    205,520
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $1,043,350 $1,138,964 $1,246,962 $1,472,514
                           ========== ========== ========== ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit            $  203,228 $  232,890 $  261,290 $  371,557
  Other cost of revenues      35,318     38,455     38,469     58,446
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  238,546 $  271,345 $  299,759 $  430,003
                           ========== ========== ========== ==========

  International:
  Gross profit            $   36,588 $   41,674 $   48,244 $   71,523
  Other cost of revenues       7,814      8,387      8,818      9,813
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $   44,402 $   50,061 $   57,062 $   81,336
                           ========== ========== ========== ==========

Revenues excluding TAC by segment (Trailing Twelve Months):
  United States:
  Gross profit            $  744,266 $  822,088 $  905,792 $1,068,965
  Other cost of revenues     134,266    140,324    146,244    170,688
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  878,532 $  962,412 $1,052,036 $1,239,653
                           ========== ========== ========== ==========

  International:
  Gross profit            $  130,892 $  143,550 $  161,590 $  198,029
  Other cost of revenues      33,926     33,002     33,336     34,832
                           ---------- ---------- ---------- ----------
  Revenues excluding TAC  $  164,818 $  176,552 $  194,926 $  232,861
                           ========== ========== ========== ==========

Operating income before depreciation and amortization:
  Income (loss) from
   operations             $   54,977 $   62,772 $   83,498 $   94,419
  Depreciation and
   amortization               29,073     34,503     33,013     63,099
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization           $   84,050 $   97,275 $  116,511 $  157,518
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization
 (Trailing Twelve Months):
  Income (loss) from
   operations             $  147,340 $  202,594 $  256,615 $  295,666
  Depreciation and
   amortization              115,507    122,534    125,796    159,688
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization           $  262,847 $  325,128 $  382,411 $  455,354
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and
   amortization - United
   States                 $   76,948 $   90,555 $  106,122 $  147,669
  Operating income
   (loss) before
   depreciation and
   amortization -
   International               7,102      6,720     10,389      9,849
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization           $   84,050 $   97,275 $  116,511 $  157,518
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment (Trailing Twelve Months):
  Operating income before
   depreciation and
   amortization - United
   States                 $  254,438 $  306,439 $  354,940 $  421,294
  Operating income
   (loss) before
   depreciation and
   amortization -
   International               8,409     18,689     27,471     34,060
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization           $  262,847 $  325,128 $  382,411 $  455,354
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations  $   51,000 $   60,472 $   77,684 $   90,246
  Depreciation and
   amortization               25,948     30,083     28,438     57,423
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization - United
   States                 $   76,948 $   90,555 $  106,122 $  147,669
                           ========== ========== ========== ==========

  International
  Income (loss) from
   operations             $    3,977 $    2,300 $    5,814 $    4,173
  Depreciation and
   amortization                3,125      4,420      4,575      5,676
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International          $    7,102 $    6,720 $   10,389 $    9,849
                           ========== ========== ========== ==========

Operating income (loss) before depreciation and amortization by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss) from
   operations             $  150,646 $  197,244 $  244,177 $  279,402
  Depreciation and
   amortization              103,792    109,195    110,763    141,892
                           ---------- ---------- ---------- ----------
  Operating income before
   depreciation and
   amortization - United
   States                 $  254,438 $  306,439 $  354,940 $  421,294
                           ========== ========== ========== ==========

  International
  Income (loss) from
   operations             $   (3,306) $   5,350 $   12,438 $   16,264
  Depreciation and
   amortization               11,715     13,339     15,033     17,796
                           ---------- ---------- ---------- ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International          $    8,409 $   18,689 $   27,471 $   34,060
                           ========== ========== ========== ==========

Free cash flow reconciliation:
  Cash flow from operating
   activities             $   98,628 $   92,123 $  135,533 $  101,860
  Acquisition of
   property and
   equipment, net            (20,503)   (20,770)   (38,445)   (37,611)
  Change in long-term
   deferred revenue                -          -          -          -
  Overture receivable
   settled through
   acquisition                     -          -          -     28,071
                           ---------- ---------- ---------- ----------
  Free cash flow          $   78,125 $   71,353 $   97,088 $   92,320
                           ========== ========== ========== ==========

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from operating
   activities             $  353,633 $  342,374 $  405,642 $  428,144
  Acquisition of
   property and
   equipment, net            (64,769)   (71,238)   (96,390)  (117,329)
  Change in long-term
   deferred revenue          (30,000)         -          -          -
  Overture receivable
   settled through
   acquisition                     -          -          -     28,071
                           ---------- ---------- ---------- ----------
  Free cash flow          $  258,864 $  271,136 $  309,252 $  338,886
                           ========== ========== ========== ==========


    CONTACT: Yahoo! Inc.
             Brian Nelson, 408-349-7329 (Media Relations) bnelson@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com or
             Fleishman-Hillard
             Ruben Osorio, 415-318-4108 (Media Relations) osorior@fleishman.com